EXHIBIT 21

REGISTRANT'S SUBSIDIARIES

PANERA BREAD COMPANY
LIST OF DIRECT SUBSIDIARIES
AS OF DECEMBER 27, 2011

ENTITY NAME	% OWNERSHIP	JURISDICTION OF ORGANIZATION
Panera, LLC	100	Delaware
Pumpernickel, Inc.	100	Delaware
Paradise Bakery & Café, Inc.	100	Delaware

PANERA BREAD COMPANY
LIST OF INDIRECT SUBSIDIARIES
AS OF DECEMBER 27, 2011

ENTITY NAME	PARENT	% OWNERSHIP	JURISDICTION OF ORGANIZATION
Pumpernickel Associates, LLC	Panera, LLC	99	Delaware
	Pumpernickel, Inc.	1
Panera Enterprises, Inc.	Panera, LLC	100	Delaware
Bakery Cafe Cards, LLC	Panera, LLC	100	Virginia
Artisan Bread, LLC	Panera, LLC	100	Delaware
Cap City Bread, LLC	Artisan Bread, LLC	100	Delaware
Panera International Holdings, Inc.	Panera, LLC	100	Delaware
Panera Canada Holdings, Inc.	Panera, LLC	100	Delaware
Panera Holding Canada ULC	Panera International Holdings, Inc.	100	Nova Scotia
Panera Canada GP Ltd.	Panera Holding Canada ULC	100	Nova Scotia
Panera Canada LP	Panera Holding Canada ULC	99	Nova Scotia
	Panera Canada GP Ltd.	1
Panera Bread ULC	Panera Canada LP	100	Nova Scotia
PB Biscuit, ULC	Panera Bread ULC	100	Nova Scotia